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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):    February 28, 2001

Protective Life Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-12332	95-2492236
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

2801 Highway 280 South
Birmingham, Alabama 35223
(Address of Principal Executive Offices,
Including Zip Code)

Registrant's telephone number, including area code:    (205) 879-9230

Item 5. Other Events.

    Protective Life Corporation (the "Company") has registered various securities including debt securities (the "Debt Securities") pursuant to Registration Statement No. 333-80769, as amended (the "Registration Statement"). The securities, including the Debt Securities, were registered on Form S-3 to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933. On February 23, 2001, the Company entered into an Underwriting Agreement (the "Underwriting Agreement") with the underwriter named therein, relating to the offering by the Company of a series of Debt Securities under the Registration Statement; $100,000,000 aggregate principal amount of Floating Rate Senior Notes due February 28, 2003 (the "Offered Securities"). The Offered Securities were issued on February 28, 2001 under the Senior Indenture, dated as of June 1, 1994, between the Company and The Bank of New York, as trustee (the "Trustee"), as supplemented by Supplemental Indenture No. 8, dated as of February 28, 2001 (the "Supplemental Indenture"). Each of (i) the Underwriting Agreement, (ii) the Pricing Agreement outlining the terms of the Offered Securities, and (iii) the form of Offered Securities are being filed as an exhibit to this report.

Item 7. Financial Statements and Exhibits.

  (c)
  Exhibits

Exhibit Number	Description of Document
1.1	Underwriting Agreement dated as of February 23, 2001 between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as underwriter.
1.2	Pricing Agreement dated as of February 23, 2001 between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated
4.1	Form of Floating Rate Senior Note due February 28, 2003 issued by the Company under the Supplemental Indenture.
4.2	Supplemental Indenture No. 8 dated as of February 28, 2001 between the Company and The Bank of New York, as trustee.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTECTIVE LIFE CORPORATION
Date: February 28, 2001	By:	/s/ DEBORAH J. LONG
	Name:	Deborah J. Long
	Title:	Senior Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit Number	Description	Page No.
1.1	Underwriting Agreement dated as of February 23, 2001 between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as underwriter.
1.2	Pricing Agreement dated as of February 23, 2001 between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated
4.1	Form of Floating Rate Senior Note due February 28, 2001 issued by the Company under the Supplemental Indenture.
4.2	Supplemental Indenture No. 8 dated as of February 28, 2001 between the Company and The Bank of New York, as trustee.

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SIGNATURES
EXHIBIT INDEX